Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-159345) of HFF, Inc., and

(2)	Registration Statement (Form S-8 No. 333-140421) pertaining to the 2006 Omnibus Incentive Compensation Plan of HFF, Inc.;

of our reports dated February 27, 2015, with respect to the consolidated financial statements of HFF, Inc., and the effectiveness of internal control over financial reporting of HFF, Inc., included in this Annual Report (Form 10-K) of HFF, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 27, 2015